Exhibit 1.1

Execution Version

GLADSTONE CAPITAL CORPORATION

$130,000,000

5.875% Convertible Notes due 2030

UNDERWRITING AGREEMENT

September 9, 2025

Oppenheimer & Co. Inc.

As Representative of the several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Gladstone Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Gladstone Management Corporation, a Delaware corporation registered as an investment adviser (the “Adviser”), and Gladstone Administration, LLC, a Delaware limited liability company (the “Administrator”), each confirms with Oppenheimer & Co. Inc. (“OpCo”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 8 hereof), for whom OpCo is acting as the representative (in such capacity, the “Representative”) with respect to the issuance and sale by the Company of $130,000,000 aggregate principal amount (the “Initial Securities”) of the Company’s 5.875% convertible notes due 2030 (the “Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the aggregate principal amount of Initial Securities set forth opposite their respective names in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase all or any part of $19,500,000 aggregate principal amount of Notes (the “Option Securities”) to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.” The Securities will be convertible into cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock (any shares of Common Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a “make-whole fundamental change,” are referred to as the “Conversion Shares”). To the extent there are no additional Underwriters listed on Exhibit A other than the Representative, the term Representative as used herein shall mean the Representative, as Underwriter, and the terms Representative and Underwriter shall mean Representative as the context requires.

The Company has entered into an investment advisory and management agreement, dated as of January 24, 2025 (the “Investment Advisory Agreement”), with the Adviser. The Company has entered into an administration agreement, dated as of October 1, 2006 (the “Administration Agreement”), with the Administrator.

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-275934), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities.

The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on January 17, 2024 and any post-effective amendment thereto, including all documents filed as a part thereof, and all documents incorporated therein by reference, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B (“Rule 430B”) under the 1933 Act, and also including any registration statement relating to the Securities filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective on January 17, 2024 (including all documents incorporated therein by reference) is hereinafter referred to as the “Base Prospectus.” The Company has prepared and filed with the Commission in accordance with Rule 424 a “Preliminary Prospectus Supplement”, which means the preliminary prospectus supplement used in connection with the offer of the Securities and filed with the Commission pursuant to Rule 424 prior to execution and delivery of this Agreement. “Final Prospectus Supplement” means the prospectus supplement containing all information omitted from the Base Prospectus and Preliminary Prospectus Supplement pursuant to Rule 430B which will be filed with the Commission pursuant to Rule 424. “Prospectus” means, collectively, the Base Prospectus and Final Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Underwriters. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or included in the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus Supplement, or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, as the case may be, as of any specified date.

The Securities will be issued under an indenture, dated as of November 6, 2018 (the “Base Indenture”), as supplemented by a sixth supplemental indenture (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of the Closing Date, between the Company and U.S. Bank Trust Company National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). The Notes will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (as such terms are defined in Sections 1(a), 3(c) and 3(b), respectively, hereof), as follows:

(a) A registration statement on Form N-2 (File No. 333-275934) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Applicable Time, the Base Prospectus and the Preliminary Prospectus Supplement and the information included in Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(a) herein. As of the date set forth on its cover page (solely in the case of the Prospectus), the Closing Date and each Option Closing Date, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(a) herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable Time” means 5:45 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the 1933 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Applicable Time, the Closing Date and each Option Closing Date (if any), the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(a) herein.

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package, and the Prospectus, is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and to enter into and perform its obligations under this Agreement, the Indenture and the Securities, except where the failure of the Company to be so qualified or in good standing or have such power or authority would not result in a Company Material Adverse Effect (as defined below). Each of the Company’s consolidated subsidiaries other than those entities which would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a limited liability company or corporation in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure of the Subsidiaries to be so qualified or in good standing or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby and under the Indenture and the Notes (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly-owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities listed in the Company’s most recent consolidated schedule of investments incorporated by reference into the

Registration Statement, the General Disclosure Package and the Prospectus (each, a “Portfolio Company,” and collectively, the “Portfolio Companies”), and the subsidiaries listed in Item 28 of the Registration Statement. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the respective dates set forth therein, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”)), any of the Portfolio Companies.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made and will not, without the prior consent of the Representative, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes: (i) any “advertisement” as defined in Rule 482 under the 1933 Act; (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act; and (iii) any Sales Material (as defined below).

(d) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any class of securities of the Company.

(e) The information set forth under the captions “Description of the Notes” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Indenture and the Securities, fairly and accurately summarize such provisions in all material respects. The Indenture and the Securities materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the Securities will conform to the Indenture, any requirements of the Company’s organizational documents and the listing requirements for the Conversion Shares on the Nasdaq Global Select Market (“Nasdaq”). Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement or as would not reasonably be expected to result in a Company Material Adverse Effect, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f) The Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments in the Portfolio Companies described in the Registration Statement, the General Disclosure Package and the Prospectus (each, a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(g) The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(h) The Sixth Supplemental Indenture has been duly authorized, and at the Closing Date, will be duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(i) The Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the terms of the Securities and the Indenture; the maximum number of Conversion Shares issuable upon conversion of the Securities (including the maximum number of Conversion Shares by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change or Optional Redemption (as each such term is defined in the Indenture) and assuming (x) a single holder of the Securities converted all of the Securities, (y) the Company elects, upon such conversion of the Securities, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of such conversion and (z) the Underwriters exercise their option to purchase the Option Securities in full, the “Maximum Underlying Shares”), have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Maximum Underlying Shares will not be subject to any preemptive or similar rights.

(j) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(k) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act and the 1940 Act.

(l) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the Subsidiaries, as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, and such data, if provided, have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply with Regulation G of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(m) Any audited consolidated financial statements of a Portfolio Company, together with related notes and schedules, included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of such Portfolio Company, as of the indicated dates and for the indicated periods. Such audited consolidated financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein.

(n) PricewaterhouseCoopers LLP, who has audited and certified certain of the financial statements incorporated by reference in or filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, and whose reports with respect to the financial statements of the Company and its Subsidiaries are incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the Public Company Accounting Oversight Board (United States).

(o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and Nasdaq thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would have a Company Material Adverse Effect.

(q) There is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries would have a Company Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries are not party to any leases, except for such leases entered into after the effective date of the Prospectus and such leases that would not be reasonably likely to result in a Company Material Adverse Effect.

(s) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and except where the failure to so file or pay would not have a Company Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(t) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any Company Material Adverse Effect. There has not been any material transaction entered into, or any material transaction that is probable of being entered into, by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus, except for such obligations entered into after the effective date of the Prospectus and that would not be reasonably likely to result in a Company Material Adverse Effect.

(u) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Applicable Time, the Closing Date and any Option Closing Date: (i) in violation of its charter or certificate or articles of incorporation (as amended, restated or supplemented), bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, and, solely with respect to clauses (ii) and (iii), which violation or default would have a Company Material Adverse Effect. The execution and delivery of this Agreement, the Indenture and the Securities (including the issuance of the Conversion Shares upon conversion thereof) and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (ii) the articles of incorporation or bylaws of the Company or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clauses (i) and (iii) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(v) The execution and delivery of, and the performance by the Company, the Adviser and the Administrator of their obligations under, this Agreement have been duly and validly authorized by all necessary corporate action or limited liability company action, as applicable, on the part of the Company, the Adviser and the Administrator, and this Agreement has been duly executed and delivered by the Company, the Adviser and the Administrator.

(w) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby (except (i) the Current Reports on Form 8-K adding certain documents related to the offering of the Securities as exhibits to the Registration Statement and (ii) such additional steps as may be (x) required by the Financial Industry Regulatory Authority (“FINRA”); (y) required by Nasdaq in connection with the listing of the Conversion Shares; or (z) necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(x) The Company, the Adviser, the Administrator and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not have a Company Material Adverse Effect; the Company, the Adviser, the Administrator and the Subsidiaries each own or possess rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how

(including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects; none of the Company, the Adviser, the Administrator or any of the Subsidiaries has infringed, and none of the Company, the Adviser, the Administrator or the Subsidiaries has received notice of conflict with, any Intellectual Property of any other person or entity, which infringement or conflict would reasonably be expected to result in a Company Material Adverse Effect. None of the technology employed by the Company, the Adviser or the Administrator has been obtained or is being used by the Company, the Adviser or the Administrator in violation of any contractual obligation binding on the Company, the Adviser, the Administrator or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; none of the Company, the Adviser or the Administrator has received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except for such violations, infringements or conflicts that would not have a Company Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus and except as would not reasonably be expected to result in a Company Material Adverse Effect, none of the Company, the Adviser or the Administrator knows of any infringement by others of Intellectual Property owned by or licensed to the Company, the Adviser or the Administrator.

(y) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, to facilitate the sale or resale of the Securities. The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Securities on Nasdaq in accordance with Regulation M under the Exchange Act.

(z) The terms of the Investment Advisory Agreement and the Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(aa) Each of the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(cc) The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate as of the dates presented, and such data agree with the sources from which they are derived.

(dd) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its consolidated subsidiaries conduct business, and the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its consolidated subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ee) Neither the Company nor any of its Subsidiaries, nor, any director or officer of the Company or its consolidated subsidiaries, nor to the knowledge of the Company, any agent, employee or representative of the Company or its Subsidiaries, or other person acting on behalf of the Company or its consolidated subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its consolidated subsidiaries located, organized or resident in a country or territory that is the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any person that, at the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any unlawful activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country.

(ff) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company deems adequate for the conduct of their respective business and the value of their respective properties and as is customary for companies engaged in similar businesses.

(gg) Each of the Company, the Adviser, the Administrator and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(hh) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(jj) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(kk) As of the date hereof, there are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(ll) Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities (collectively, “Sales Material”) do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complies and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, and the rules and interpretations of FINRA to the extent applicable to the Company (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

(mm) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and as required to comply with the 1940 Act, as required to comply with the Sixth Amended and Restated Credit Agreement, dated as of May 13, 2021, as amended, by and among Gladstone Business Loan, LLC, as borrower, the Adviser, as servicer, the lenders and managing agents named therein, and Keybank National Association, as administrative agent, as the same may be as amended and/or restated from time to time, and for such prohibitions that would not reasonably be expected to result in a Company Material Adverse Effect, no Subsidiary, other than Gladstone Business Loan LLC, is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(nn) None of the Adviser, the Administrator, the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or affiliate of the Company nor any director, officer, agent or affiliate of any Subsidiary of the Company nor, to the knowledge of the Company, any employee of any Subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption laws, and the Adviser, the Administrator, the Company, the Company’s Subsidiaries and their respective affiliates have conducted their businesses in compliance with any applicable anti-bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(pp) The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Company Material Adverse Effect.

(qq) The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Final Prospectus Supplement under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(rr) There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required. All descriptions of contracts or documents described in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Company has not filed this Agreement, the Sixth Supplemental Indenture or the opinions of Company Counsel and Maryland Counsel (each as defined below) with respect to the legality of the Securities as exhibits to the Registration Statement, although all such exhibits will be timely filed in a Current Report on Form 8-K under the Exchange Act on or before the Closing Date.

(ss) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act; and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriters.

(tt) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Stock for trading on Nasdaq.

(uu) The Common Stock conforms in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(vv) The Securities conform to the provisions of the Indenture and the relative rights, preferences, interests and powers of such Securities are set forth in the Indenture.

(ww) As of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom, the Company will be in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act.

(xx) This Agreement, the Indenture and the Notes comply in all material respects with all applicable provisions of the 1940 Act.

(yy) The Company is not and was not an ineligible issuer as defined under the 1933 Act, at the times specified in the 1933 Act in connection with the offering of the Securities.

(zz) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. The Company has implemented and maintains commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(aaa) Each of the persons listed on Exhibit C hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit D hereto.

Any certificate signed by any officer of the Company, the Adviser or the Administrator and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser or the Administrator (as applicable) to the Underwriters as to the matters covered thereby.

2. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date, and agree with the Underwriters as follows:

(a) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser, the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Company Material Adverse Effect, would otherwise reasonably be expected to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect”) or would otherwise reasonably be expected to prevent the Administrator from carrying out its obligations under the Administration Agreement (an “Administrator Material Adverse Effect”).

(b) Each of the Adviser and the Administrator and each of their respective subsidiaries has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has the corporate power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has the limited liability company power and authority to execute and deliver and perform its obligations under the Administration Agreement; and each of the Adviser, the Administrator and their respective subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except, where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(c) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(d) There is no action, suit or proceeding or, to the knowledge of the Adviser, the Administrator or any of their respective subsidiaries, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and/or the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(e) None of the Adviser, the Administrator or any of their respective subsidiaries is (i) in violation of its organizational or governing documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree except, in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to the Agreements and Instruments except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the certificate of incorporation or the limited liability company operating agreement of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations, except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(f) This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser or the Administrator, as applicable. This Agreement, the Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser or the Administrator, respectively, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (iii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (including the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except such as have been already obtained under the 1933 Act and the 1940 Act or will be obtained by the Closing Date.

(h) The descriptions of the Adviser and the Administrator contained in the Registration Statement, the General Disclosure Package and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i) The Adviser and the Administrator each possess such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by each of them (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; the Adviser and the Administrator are each in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(j) Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(k) The Adviser and the Administrator hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect; the Adviser and the Administrator each own or possess rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Adviser and Administrator Intellectual Property”) necessary to carry on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects; none of the Adviser, the Administrator or any of their subsidiaries has infringed, and none of the Adviser, the Administrator or their subsidiaries has received notice of conflict with, any Adviser and Administrator Intellectual Property of any other person or entity, which infringement or conflict would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect. None of the technology employed by the Adviser or the Administrator has been obtained or is being used by the Adviser or the Administrator in violation of any contractual obligation binding on the Adviser, the Administrator, or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; neither of the Adviser or the Administrator has received any written or oral communications alleging that they have violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Adviser and Administrator Intellectual Property of any other person or entity, except for such violations, infringements or conflicts that would not have an Adviser Material Adverse Effect or an Administrator Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, neither of the Adviser or the Administrator knows of any infringement by others of Adviser and Administrator Intellectual Property owned by or licensed to the Adviser or the Administrator.

(l) Each of the Adviser and the Administrator is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Adviser and the Administrator would have any liability; the Adviser and the Administrator has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Adviser and the Administrator would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(m) None of the Adviser, the Administrator, nor any of its subsidiaries, nor any director, officer, agent, employee or affiliate of the Adviser or the Administrator, nor any director, officer, agent or affiliate of any subsidiary of the Adviser or the Administrator nor, to the knowledge of the Adviser or the Administrator, any employee of any subsidiary of the Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the any applicable anti-bribery or anti-corruption laws, and the Adviser, the Administrator, and their respective subsidiaries and affiliates have conducted their businesses in compliance with any applicable anti-bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

3. Purchase, Sale and Delivery of the Securities.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, the respective aggregate principal amount of Initial Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective aggregate principal amount of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of 95.5% of the aggregate principal amount (the “Purchase Price”), plus accrued interest, if any, from September 12, 2025 to the Closing Date.

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any portion of the Option Securities at a price equal to the Purchase Price (plus accrued interest, if any, from the Closing Date to the applicable Option Closing Date). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be earlier than one or later than seven full business days after the exercise of said option, unless otherwise agreed upon by the Company and the Representative, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the aggregate principal amount of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased, which the aggregate principal amount of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the aggregate principal amount of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional Securities.

(c) Payment of the purchase price for, and delivery of any certificates for, the Initial Securities shall be made at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on September 12, 2025 (unless postponed in accordance with the provisions of Section 8 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of any certificates for, such Option Securities shall be made at 10:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be.

4. Expenses. The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the listing of the Conversion Shares on Nasdaq; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees); (viii) any filings required to be made with FINRA (including filing fees); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (x) the fees and expenses of the Trustee; and (xi) all other reasonable costs and expenses incurred by the Company, the Adviser or the Administrator incident to the performance by the Company of its obligations hereunder.

5. Agreements of the Company. The Company agrees with the Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 424, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to Rule 424 within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 424 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Company will comply with the requirements of Rule 430B under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 424, in the manner and within the time period required by Rule 424, notify the Representative of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Securities, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Representative reasonably objects, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and (iii) furnish to the Representative, without charge, such number of copies of such amendment, supplement or new registration statement as the Representative may reasonably request.

(d) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any preliminary prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, a copy of the signed Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.

(f) The Company will comply with the 1933 Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(g) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event will occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise the Representative in writing when such statement has been so made available.

(i) During the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock; or

(ii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, other than the Securities to be sold hereunder, or publicly announce any intention to do any of the foregoing. The Representative, at any time and without notice, may release all or any portion of the Common Stock subject to the foregoing lock-up provisions.

Notwithstanding anything herein to the contrary, the Company may, without the prior written consent of the Representative:

(i) after providing the Representative with at least three business days advance written notice, file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, provided, however, the Company will not enter into any transaction described in clause (i) or (ii) above during the Lock-Up Period;

(ii) issue Securities to the Underwriters pursuant to, or in connection with the offering contemplated by, this Agreement (including issuing Conversion Shares upon conversion of the Securities);

(iii) issue shares of Common Stock pursuant to any dividend reinvestment plan described in the General Disclosure Package or the Prospectus;

(iv) issue debt securities of the Company in a registered or private offering; or

(v) engage in borrowings under the Company’s credit facilities.

(j) The Company will apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities (or the Conversion Shares), except as may be allowed by law.

(n) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act.

(o) The Company will use its reasonable best efforts to effect the listing of the Maximum Underlying Shares on Nasdaq as and when required by this Agreement and maintain the listing of the Common Stock on Nasdaq. The Company does not intend to list the Securities on Nasdaq or any other national securities exchange.

(p) The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Underlying Shares for the purpose of enabling the Company to satisfy all obligations to issue Conversion Shares upon conversion of the Securities.

(q) During the period beginning on and including the date of this Agreement through and including the latest Option Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate (as such term is defined in the Indenture).

6. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company, the Adviser and the Administrator contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A or 430B under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with the 1933 Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b) The Representative shall have received from Kirkland & Ellis LLP, counsel for the Company (the “Company Counsel”), an opinion and a negative assurance letter, and from Venable LLP, special Maryland counsel for the Company (“Maryland Counsel”), an opinion, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(c) The Representative shall have received from Cooley LLP, counsel to Underwriters (“Underwriters’ Counsel”), an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(d) The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, the letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) Each of the Company, the Adviser and the Administrator shall have furnished to the Representative, on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate substantially in the form of Exhibit E.

(f) The Company and the Trustee shall have executed and delivered each of the Base Indenture, the Sixth Supplemental Indenture and the Securities.

(g) Each of the Company, the Adviser and the Administrator shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(h) The Maximum Underlying Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(i) At the Closing Date, the Securities shall be rated at least BBB by Egan-Jones Ratings Company and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(j) Prior to the Applicable Time, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Underwriters’ Counsel.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

7. Indemnification and Contribution.

(a) The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any Sales Material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) their names, (ii) the concession figure appearing in the second paragraph under the caption “Underwriting,” (iii) paragraphs one and two under the caption “Price Stabilization and Short Positions; Repurchase of Common Stock,” and (iv) the second, third and fourth sentence in the first paragraph under “Electronic Offer, Sale and Distribution.”

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their respective directors, each of their respective officers who sign the Registration Statement, and each person who controls the Company, the Adviser and the Administrator within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company, the Adviser and the Administrator to the Underwriters set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7 shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser or the Administrator, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any contribution by the Company, the Adviser or the Administrator shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and Investment Company Act Release 11330, as amended or updated.

8. Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall use reasonable efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Termination. This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which the Representative deems to materially impair the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representative, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any security of the Company by Nasdaq, the Commission or any other governmental authority or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 4, Section 7, Section 10, Section 14, Section 16 and Section 17 shall survive the termination or cancellation of this Agreement.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a) if to the Underwriters:

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Attention: General Counsel

with an additional copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Attention: John T. McKenna (which copy shall not constitute notice)

(b) if to the Company, the Adviser or the Administrator:

Gladstone Capital Corporation

1521 Westbranch Drive, Suite 100

McLean, VA 22102

(703) 287-5801 (fax)

Attention: David Gladstone

with an additional copy to:

Kirkland & Ellis LLP

1301 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

(202) 389-5200 (fax)

Attention: William J. Tuttle, P.C. (which copy shall not constitute notice)

13. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Adviser, the Administrator and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which an Underwriter may be acting, on the other, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Consent to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

19. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22. Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Underwriters.

Very truly yours,

Gladstone Capital Corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chairman and Chief Executive Officer

Gladstone Management Corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chief Executive Officer

Gladstone Administration, LLC

By:	/s/ Michael B. LiCalsi
Name:	Michael B. LiCalsi
Title:	President

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Oppenheimer & Co. Inc.

By:	/s/ Robert Missant
Name:	Robert Missant
Title:	Managing Director

For itself and as Representative of the Underwriters named in Exhibit A hereto

[Signature Page to Underwriting Agreement]

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Aggregate Principal Amount of Initial Securities
Oppenheimer & Co. Inc.	$130,000,000

Total	$130,000,000

Exhibit A-1

EXHIBIT B

PRICE-RELATED INFORMATION

[See attached]

Exhibit B-1

Filed pursuant to Rule 433

Issuer Free Writing Prospectus dated September 9, 2025

Relating to Preliminary Prospectus Supplement dated September 8, 2025 and

Prospectus dated January 17, 2024

Registration File No. 333-275934

PRICING TERM SHEET

DATED SEPTEMBER 9, 2025

Gladstone Capital Corporation

$130,000,000

5.875% Convertible Notes due 2030

The following sets forth the final terms of the 5.875% Convertible Notes due 2030 (the “Notes”) and should only be read together with the preliminary prospectus supplement, dated September 8, 2025, together with the accompanying prospectus dated, January 17, 2024, relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. References to “we,” “our” and “us” refer to Gladstone Capital Corporation and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars. The size of the offering was increased from the previously announced $110,000,000 aggregate principal amount of Notes. The final prospectus supplement relating to the offering will reflect conforming changes relating to such increase in the size of the offering.

Issuer	Gladstone Capital Corporation, a Maryland corporation.

Ticker / Exchange for Our Common Stock (“common stock”)	“GLAD” / The Nasdaq Global Select Market

Securities	5.875% Convertible Notes due 2030

Expected Rating*	[intentionally omitted]

Aggregate Principal Amount	$130,000,000

Overallotment Option	$19,500,000

Denominations	$1,000 and integral multiples of $1,000 in excess thereof

Ranking	Unsecured

Maturity	October 1, 2030, unless earlier converted, redeemed or repurchased.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Exhibit B-2

Interest and Interest Payment Dates	5.875% per year. Interest will accrue from September 12, 2025 and will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026.

Regular Record Dates	March 15 and September 15 of each year, immediately preceding the April 1 or October 1 interest payment date, as the case may be.

Issue Price	98.5% of principal, plus accrued interest, if any, from September 12, 2025 if settlement occurs after that date.

Last Reported Sale Price of Our Common Stock on the Nasdaq Global Select Market on September 9, 2025	$23.65 per share

Initial Conversion Rate	38.4394 shares of our common stock per $1,000 principal amount of the Notes.

Initial Conversion Price	Approximately $26.02 per share of our common stock.

Conversion Premium	Approximately 10% per share above the last reported sale price of our common stock on the Nasdaq Global Select Market on September 9, 2025.

Conversion Rights

Holders may convert all or any portion of their Notes, in integral multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

Upon conversion, unless the holder converts after the close of business on a record date for an interest payment but on or prior to the corresponding interest payment date, the holder will receive a cash payment representing accrued and unpaid interest to, but excluding, the conversion date. See “Description of the Notes—Conversion Rights” in the Preliminary Prospectus.

Settlement Method	Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

Redemption at Our Option	We may not redeem the Notes prior to October 6, 2028. We may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the next succeeding sentence), at our option, on a redemption date on or after October 6, 2028 and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem less than all of the outstanding Notes, at least $50,000,000 aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically, and the Notes are not subject to defeasance. See “Description of the Notes—Optional Redemption” in the Preliminary Prospectus.

Exhibit B-3

Fundamental Change	If we undergo a “fundamental change” (as defined in the Preliminary Prospectus under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”), then, subject to certain conditions, holders may require us to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Prospectus.

Sole Book-Running Manager	Oppenheimer & Co. Inc.

Pricing Date	September 9, 2025

Trade Date	September 10, 2025

Expected Settlement Date†	September 12, 2025 (T+2)

CUSIP Number	376535 AG5

ISIN	US376535AG59

Listing	None.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $123.7 million (or approximately $142.3 million if the underwriter fully exercises its overallotment option), after deducting underwriting discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under our revolving credit facility with KeyBank National Association, as administrative agent (as amended and restated, the “Credit Facility”), and for other general corporate purposes. We intend to reborrow under the Credit Facility to redeem all or a portion of our outstanding 5.125% Notes due 2026 and 7.75% Notes due 2028.

Pending such uses, we may invest a portion of the net proceeds of this offering in short-term investments, such as cash and cash equivalents, which we expect will earn yields substantially lower than the interest income that we anticipate receiving in respect of investments in accordance with our investment objectives.

See “Use of Proceeds” in the Preliminary Prospectus.

[Remainder of page intentionally blank]

†

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day preceding the settlement date should consult their own advisors.

Exhibit B-4

Description of the Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

A holder who elects to convert its Notes in connection with a make-whole fundamental change (as defined in the Preliminary Prospectus) or notice of redemption, as the case may be, may be entitled to an increase in the conversion rate for the Notes so surrendered for conversion as set forth in the Preliminary Prospectus under the caption “Description of the Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$23.65	$24.25	$25.00	$26.02	$27.50	$29.50	$32.50
September 12, 2025	3.8440	3.2808	2.6536	1.9262	1.0978	0.3502	0.0000
October 1, 2026	3.8440	3.2808	2.6536	1.9262	1.0978	0.3502	0.0000
October 1, 2027	3.8440	3.2808	2.6536	1.9262	1.0978	0.3502	0.0000
October 1, 2028	3.8440	3.2808	2.6536	1.9262	1.0978	0.3502	0.0000
October 1, 2029	3.8440	3.2808	2.5580	1.7168	0.8415	0.1814	0.0000
October 1, 2030	3.8440	1.7006	0.3372	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year.

•

If the stock price is greater than $32.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $23.65 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 42.2834 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus.

Exhibit B-5

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the U.S. Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing.

This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with, and has been declared effective by, the SEC. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit B-6

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

1.	David Gladstone

2.	The Gladstone Companies, Ltd.

3.	Gladstone International Corporation, Ltd.

4.	Robert L. Marcotte

5.	Nicole Schaltenbrand

6.	Michael LiCalsi

7.	Anthony W. Parker

8.	John Outland

9.	Michela A. English

10.	Walter H. Wilkinson, Jr.

11.	Paula Novara

12.	Katharine Cornell Gorka

Exhibit C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

September __, 2025

OPPENHEIMER & CO. INC.

as Representative of the Several Underwriters,

c/o OPPENHEIMER & CO. INC.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

The undersigned understands and agrees as follows:

1. Oppenheimer & Co. Inc. proposes to enter into an Underwriting Agreement (the “Agreement”) with Gladstone Capital Corporation, a Maryland corporation (the “Company”), relating to the proposed registered offering (the “Offering”) of Convertible Notes (the “Notes”) of the Company, for which Oppenheimer & Co. Inc. will act as representative (the “Representative”) of the several underwriters (the “Underwriters”) named in Exhibit A thereto.

2. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld or delayed in the Representative’s sole discretion), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 30 days after the date of the Prospectus (as defined in the Agreement) (the “Lock-Up Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any common stock of the Company, or any securities convertible into or exercisable or exchangeable for common stock of the Company or that derives value therefrom, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of common stock of the Company, or any securities convertible into or exercisable or exchangeable for common stock of the Company or that derives value therefrom, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any securities of the Company (including, without limitation, common stock) as follows:

(i) by will or under the laws of descent;

Exhibit D-1

(ii) transfers as a bona fide gift or gifts, including to charitable organizations or charitable trusts;

(iii) transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(iv) the entry into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plan”), provided that sales under any such new 10b5-1 Plan do not occur during the Lock-Up Period and the entry into such plan is not required to be reported in any public report or filing with the Securities and Exchange Commission and no such filing is made voluntarily;

(v) transfers by the undersigned to an immediate family member of the undersigned or to a trust, the beneficiaries of which are exclusively the undersigned or a member or members of his or her immediate family;

(vi) transfers made as a distribution to stockholders, partners or members of the undersigned;

(vii) transactions in any securities acquired by the undersigned after the completion of the Offering in the open market;

(viii) transfers made pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) (including, without limitation, the entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such Securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up securities owned by the undersigned shall remain subject to the provisions of this Lock-Up Agreement; or

(ix) with the prior written consent of the Representative;

provided, however, that, in the case of any transfer or distribution (A) pursuant to clauses (i) or (v), such transfer or distribution shall not involve a disposition for value; (B) pursuant to clauses (i), (ii), (v) or (vi), each donee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein; and (C) pursuant to clauses (i), (ii), or (v) no public disclosure or filing shall be made voluntarily during the Lock-Up Period, and to the extent a filing under Section 16(a) of the Exchange Act is required during the Lock-Up Period, it shall clearly indicate that the filing relates to the circumstances described in such clause, as applicable, including that the securities remain subject to the terms of this Lock-Up Agreement, and provided further, that the undersigned shall notify the Representative at least two (2) business days prior to such required filing under the Exchange Act), and in the case of any such transfer contemplated by clauses (i), (ii), (iii), (v), (vi) and (viii), a copy of the required agreement of the transferee or transferees is furnished promptly to the Representative.

Exhibit D-2

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to purchase common stock on the open market.

3. The undersigned understands that, if (a) the Agreement does not become effective by September 30, 2025, (b) the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder or (c) the Representative advises the Company, or the Company advises the Representative, in writing, prior to the execution of the Agreement, that they have determined not to proceed with the Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned acknowledges that the Representative is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Lock-Up Agreement and to continue their efforts in connection with the Offering.

4. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile or pdf, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

6. This Lock-Up Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Lock-Up Agreement may not be changed, amended, modified or waived as to any particular provision, except with the express written consent of the Representative.

7. Except as set forth in Section 2 herein, no party hereto may assign either this Lock-Up Agreement or any of its rights, interests, or obligations hereunder, except with the express written consent of the Representative. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Lock-Up Agreement shall be binding on the undersigned and each of its successors, heirs and assigns.

8. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

9. The undersigned acknowledges and agrees that, although the Underwriters may

Exhibit D-3

provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Notes at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

[SIGNATURE PAGE FOLLOWS]

Exhibit D-4

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name of Securityholder (Print exact name)

By:______________________________________________
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit D-5

EXHIBIT E

COMPANY OFFICERS’ CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer and Chief Financial Officer of Gladstone Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), do hereby certify in such capacity and on behalf of the Company, pursuant to Section 6(e) of the Underwriting Agreement dated September 9, 2025 (the “Underwriting Agreement”) among the Company, Gladstone Management Corporation, a Delaware corporation, Gladstone Administration, LLC, a Delaware limited liability company, and Oppenheimer & Co. Inc., as the underwriter (the “Underwriter”), providing for the offer and sale by the Company to the Underwriter of up to $149,500,000 aggregate principal amount of the Company’s 5.875% convertible notes due 2030, hereby certify that they are authorized to execute this Officers’ Certificate in the name of and on behalf of the Company. Each of the undersigned also hereby certifies, on behalf of the Company in his or her respective capacity as Chief Executive Officer or Chief Financial Officer, that:

(i)

the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty is true and correct in all respects) with the same force and effect as though expressly made at and as of the date hereof;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Underwriting Agreement;

(iii)

no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission; and

(iv)

there has not been, since September 9, 2025 or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to September 9, 2025) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

Each of Kirkland & Ellis LLP and Cooley LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Exhibit E-1

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
Name: David Gladstone
Title: Chief Executive Officer
Date: [•], 2025

By:
Name: Nicole Schaltenbrand
Title: Chief Financial Officer
Date: [•], 2025

Exhibit E-2

ADVISER OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer of Gladstone Management Corporation, a Delaware corporation registered as an investment adviser (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 6(e) of the Underwriting Agreement dated September 9, 2025 (the “Underwriting Agreement”) among the Adviser, Gladstone Capital Corporation, a corporation organized under the laws of Maryland, Gladstone Administration, LLC, a Delaware limited liability company, and Oppenheimer & Co., as the underwriter (the “Underwriter”), providing for the offer and sale by the Company to the Underwriter of up to $149,500,000 aggregate principal amount of the Company’s 5.875% convertible notes due 2030, that he is authorized to execute this certificate in the name and on behalf of the Adviser. The undersigned also hereby certifies, on behalf of the Adviser in his capacity as Chief Executive Officer of the Adviser, that:

(i)

the representations and warranties of the Adviser in Section 2 of the Underwriting Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty is true and correct in all respects) on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof.

Each of Kirkland & Ellis LLP and Cooley LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
Name: David Gladstone
Title: Chief Executive Officer
Date: [•], 2025

Exhibit E-3

ADMINISTRATOR OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected President of Gladstone Administration, LLC, a Delaware limited liability company (the “Administrator”), does hereby certify in such capacity and on behalf of the Administrator, pursuant to Section 6(e) of the Underwriting Agreement dated September 9, 2025 (the “Underwriting Agreement”) by and among the Administrator, Gladstone Capital Corporation, a corporation organized under the laws of Maryland, Gladstone Management Corporation, a Delaware corporation, and Oppenheimer & Co., as the underwriter (the “Underwriter”), providing for the offer and sale by the Company to the Underwriter of up to $149,500,000 aggregate principal amount of the Company’s 5.875% convertible notes due 2030, that he is authorized to execute this certificate in the name and on behalf of the Administrator. The undersigned also hereby certifies, on behalf of the Administrator in his capacity as President of the Administrator, that:

(i)

the representations and warranties of the Administrator in Section 2 of the Underwriting Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty is true and correct in all respects) on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof.

Each of Kirkland & Ellis LLP and Cooley LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
Name: Michael B. LiCalsi
Title: President
Date: [•], 2025

Exhibit E-4